EXHIBIT 10.24

PROMISORRY NOTE

ADDENDUM AND MODIFICATION AGREEMENT

THIS ADDENDUM AND MODIFICATION AGREEMENT (“Agreement”) is made effective this 2nd day of January 2009 (the “Effective Date”), by and among Human BioSystems, Inc. (the “Company”) and Dutchess Private Equities Fund, LP, its affiliates and designees (collectively, the “Holder”).

RECITALS

WHEREAS the Company and Holder entered into a Promissory Note (the “Note”) dated November 6, 2006 wherein the Company agreed to repay the face amount of $1,200,000 to the Holder by August 31, 2007;

WHEREAS in accordance with Section 4.2(a) of the Note, upon the occurrence the Event of Default, the Holder was entitled to execute Puts in an amount that will repay the Holder.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties identified below hereby agree as follows:

1.

The parties have mutually agreed to delete section 4.2(a) of the Note so that the Holder does not have the right to execute the Puts upon the Event of Default by the Company.

2.

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note.

3.

Except as specifically amended hereby, the terms and conditions of the Note remain in full force and effect.

IN WITNESS THEREOF, each of the Company and the Holder has caused this Addendum and Modification to the Purchase Agreement to be executed and delivered as of this 2nd day of January 2009.

ACCEPTED AND AGREED TO BY:

COMPANY:

HOLDER:

HUMAN BIOSYSTEMS, INC.

DUTCHESS PRIVATE EQUITIES FUND, LP.

___________________________

By:_______________________________

Harry Masuda

Douglas Leighton

President

Director